March 2022 | 1 Forward to THE Best LTL Company Raymond James Conference Orlando, Florida March 7, 2022

March 2022 | 2 Forward-Looking Statements Certain statements contained in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on Forward Air Corporation’s (“Forward”) expectations, intentions and projections regarding Forward’s future performance, anticipated events or trends and other matters that are not historical facts. Words such as “expects,” “anticipates,” “intends”, “estimates,” or similar expressions are intended to identify these forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial, operational and performance metrics; our outlook, guidance and expectations regarding EPS growth, revenue and adjusted net income per diluted share through 2023; our growth opportunities and strategies, including expected terminal expansion, growth in total addressable markets, opportunities in premium LTL markets, growth in logistics demand, demand for our premium services, and the potential positive impact to our financial and operational results; the opportunity to expand our business through expanded service offerings and strategic acquisitions; the opportunity to increase our customer base and expand to a higher margin customer base; the positive effects of our environmental, social and governance initiatives, including our intentions to become 100% carbon neutral by 2050 and to have a fully electric/hydrogen fleet by 2035; and our expectation that we will be the market leading LTL provider by 2030. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including those discussed in Forward’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Risk Factors.” Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, Forward does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. To supplement the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we have included the following non-GAAP financial information in this presentation: free cash flow. The reconciliation of this non-GAAP measure to the most directly comparable financial measure calculated and presented in accordance with GAAP can be found in the Appendix to this presentation. Because this non-GAAP financial measures excludes certain items as described herein, it may not be indicative of the results that Forward expects to recognize for future periods. As a result, this non-GAAP financial measure should be considered in addition to, and not a substitute for, financial information prepared in accordance with GAAP.

March 2022 | 3 • Fastest high value LTL company in the U.S. • Commanding a 10-15% premium • 31% YoY revenue growth and +123% net income per diluted share growth from 2020 to 2021 for consolidated continuing operations • Huge upside: less than 10% market share of premium LTL • Optimized commercial approach and clean network expected to enable further high earnings growth for many years to come • Adjusted targeted net income per diluted share* growth from 2020 to 2023 in excess of 200% • At this moment, ahead of pace toward 2023 targets announced last October • High value LTL at a reasonable price: analyst stock price average target of $133 and high of $165 with the current stock price around $100 The Next Great Value LTL Name to Own Competitive Positioning *See GAAP to Non-GAAP Reconciliation in the Appendix

March 2022 | 4 Premium LTL Shipping • Forward started with a simple idea: moving air freight on the ground. • Faster and better than regular LTL. Lower cost, more reliable and lower carbon footprint than Air Freight • Premium and Sustainable • Compared to air cargo: • More reliable & lower costs • Less CO2 emission & pollution • Compared to the average LTL carrier: • Better transit times & service • More focus on ESG Competitive Positioning From A To Bvia Premium LTL Trucking

March 2022 | 5 $- $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 $5.50 $6.00 $6.50 $7.00 2020 2021 2023 Target $- $250 $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 2020 2021 2023 Target $ Millions $1.7 Billion Revenue from consolidated continuing operations (31% YoY) $116 Million Net Income from consolidated continuing operations (120% YoY) Achieved our “Double Double” Goal within 2 Years (10% Growth 10% Adjusted Operating Margin*) Expect 42-51% Adjusted Net Income Per Diluted Share* from Continuing Operations Growth from 2021 to 2023Record Results: 2021 was the highest revenue and net income ever Results Revenue Target Financial Targets for 2023 Actual Amounts Target Amounts Adjusted Net Income Per Diluted Share Target* CAGR = 48.4% CAGR = 27.0% *See GAAP to Non-GAAP Reconciliation in the Appendix

March 2022 | 6 Operational Cleanse: Leading to better freight characteristics and capacity improvement Week of June 14, 2021 Results Week of September 29, 2021 Billable Tonnage 57.3M Total Revenue $16.8M Average Weight per Shipment 676 lbs. Billable Tonnage 63.6M Total Revenue $19.6M Average Weight per Shipment 878 lbs.

Results

Record number of surgical pricing actions in the last 16 months leading to highest revenue per linehaul ton mile in the company history

Pricing Actions	Date	Estimated Annual Revenue Impact
High Class Tariff Update	10/20	Single digit millions
Class Fuel Surcharge Introduction	10/20	Double digit million
Global Rate Increase	02/21	Double digit millions
Long Distance Surcharge	03/21	Double digit millions
Fuel Surcharge Bands Update	06/21	Single digit millions
Weight & Inspection Surcharge	07/21	Hundred thousands
Expanding Long Distance Surcharge	07/21	Single digit millions
Large Class Customers Re-Pricing	07/21	Single digit millions
Legacy Customer Surgical Pricing	08/21	Double digit millions
SME Pricing Adjustments	08/21	Single digit millions
Peak Season Surcharge	09/21	Single digit millions
Density Discount Update	10/21	Single digit millions
Resident Delivery Machine Learning Database Automation	01/22	Single digit millions*
Auto liftgate Surcharge	01/22	Hundred thousands*
Global Rate Increase 2022	02/22	Double digit millions*
Surcharge Market Adjustments	02/22	Single digit millions*
Dynamic Pricing	02/22	Single digit millions*

*Targeted annual revenue impact

March 2022 | 7

March 2022 | 8 Optimized freight selection, best pricing practices and operational cleanse led to record results Results 2019 Grow Forward Growth Program Strategic Freight Selection Enhancing Enterprise Selling Potential Based Selling Operational Cleanse Cleansing of Bad Freight Improvement of Freight Characteristics Maximizing Capacity in the Network Best Pricing Practices Annual Global Rate Increases Automation of Surcharges Dynamic Pricing Better Freight Cleaner Network Better Price 2022

March 2022 | 9 With a virtuous cycle in action Potential for Growth More Volume More Customers More Revenue per Shipment More Footprint Organic and Inorganic Terminal Expansion 10 Terminals last 2Y, Targeting 30 Terminals next 5Y Best pricing practices including GRI & dynamic pricing Surcharge Automation Gaining Market Share in the premium LTL Market Big and growing TAM Customer Expansion to more SMB and Commercial Customers Salesforce.com machine Secular Tailwinds • Growing Logistics Demand • Penetration of high value E-Commerce • Growing Demand for Premium Service

Potential for Growth

We currently move only ~7% of the highest value loads—from medical devices to high tech, we believe there is huge untapped upside



Total TAM ~$86 Billion
Premium LTL TAM ~$13 Billion
FWRD Market Share ~7%

We capture only a small fraction of our TAM and continue to gain market share

March 2022 | 10

Source: Statista 2021 LTL Market Size Estimated, Premium LTL Forward Air Estimate

March 2022 | 11 Pricing actions and GRI led to 33% YoY revenue per shipment growth Potential for Growth 80 90 100 110 120 130 140 150 160 170 Rev/Shp FWRD Continuous Revenue Per Shipment expansion

March 2022 | 12 We sell to intermediaries for large customers—and now SMB direct as well Potential for Growth Customer Type Potential Customers Margins Revenue Growth Rate Forwarder & 3PL Thousands 75-95 OR* ~30% + Adding + Small & Medium Hundred thousands 65-75 OR* >100% Salesforce Dedicated SMB Salesforce established and growing Systems Deployed Salesforce.com platform and Dun and Bradstreet databases for data-driven sales cycles and performance management Targeted Approach 10,000 potential customers identified of which 3,500 customers were approached to date. Generating $10M in revenue in 2021 with targeted SMB customers. *Internal estimates

March 2022 | 13 The Forward Network is one of the most comprehensive in the industry, with over 200 locations in the U.S., Canada, and Mexico. • Targeting 30 new terminals in the next 5 years starting with large hubs in primary cities • Adding to network capacity by significantly expanding the LTL terminal network. • Targeting 4-6 new terminals per year • Inorganic M&A expansion, strategically adding companies in order to increase service offerings, capacity and footprint. Potential for Growth

March 2022 | 14 We are shareholder friendly on all core metrics How are we operating? Strong Free Cash Flows Free Cash Flow increased to $88M in 2021 from $78M in 2020* Increased Dividend Raised the dividend four times over the last five years Share Repurchase Program Returned over $265M over the last five years to shareholders Earnings Momentum *See GAAP to Non-GAAP Reconciliation in the Appendix Adjusted net income per diluted share from continuing operations increased to $4.43 in 2021 from $2.05 in 2020*

March 2022 | 15 We have supporting complementary businesses to make LTL even stronger and benefit from synergies How are we operating? Stronger LTL Truckload Better balance of both fleets through leverage of Truckload and LTL customers Final Mile Integrated services and locations Intermodal Joint customers

March 2022 | 16 Leading industry experts with over 160 years of combined experience guiding us into the next generation How are we operating? Matt Casey Senior Vice President, Safety Jay Tomasello Chief Technology Officer Katie Bishop Head of ESG Kyle Mitchin Chief People Officer Michael Hance Chief Legal Officer Chris Ruble Chief Operating Officer Scott Schara Chief Commercial Officer Tom Schmitt Chairman, President, and Chief Executive Officer Rebecca Garbrick Chief Financial Officer

March 2022 | 17 1. We make our strategy real for everyone. We engage the entire organization in “Double Double.” 2. We operate as ONE. We remove silos and collaborate to identify and realize shared opportunities. 3. We look beyond our four walls. We learn from, and partner with, the best of the best. 4. We act with integrity. We build and earn trust in everything we do as individuals and as a team. 5. We hold ourselves accountable. We drive a bias towards action and results in everything we do. 6. We lead with empathy. We approach all interactions with compassion and understanding. 7. We communicate with two ears, one mouth. Our people are heard, seen, and have a stake in our future. 8. We enable teammates to move FORWARD. We attract, develop, and retain the best people by focusing on the entire talent pool. 9. We remove the ceiling. We promote a sense of urgency in our execution. 10. We do not wait. We evoke a mindset of thinking big, pushing beyond our expectations and perceived limitations We are refreshing our company DNA… How are we operating?

March 2022 | 18 We believe in climate change. We intend to become a 100% carbon neutral company by 2050. We believe in cleaner transportation and aim to have a fully electric/hydrogen fleet by 2035. We believe in safety and aim to be the safest LTL company for the years to come. We believe in fast transit times in a faster world and aim to be the market leading LTL provider by 2030. “It's really a wonder that I haven't dropped all my ideals, because they seem so absurd and impossible to carry out. Yet I keep them, because in spite of everything, I still believe that people are really good at heart.” Anne Frank, The Diary of a Young Girl … and are committed to doing the right things the right way for the long haul How are we operating?

March 2022 | 19 Appendix

March 2022 | 20 Reconciliation of GAAP to Non-GAAP Financial Measures.

March 2022 | 21 Reconciliation of GAAP to Non-GAAP Financial Measures.

March 2022 | 22 Reconciliation of GAAP to Non-GAAP Financial Measures.

March 2022 | 23